Exhibit 99.1

BreitBurn Announces Adoption of Unit Purchase Rights Plan

LOS ANGELES, December 22, 2008 (BUSINESS WIRE) — BreitBurn Energy Partners L.P. (NASDAQ-BBEP) (“BBEP” or “BreitBurn”) announced today that the Board of Directors of its general partner, BreitBurn GP, LLC (“BreitBurn GP”), has approved the adoption of a Unit Purchase Rights Plan (the “Rights Plan”) to increase the likelihood that its unitholders receive fair and equal treatment in the event of a takeover proposal.

“The adoption of the rights plan is intended to give the BreitBurn GP board of directors adequate time to respond to any potential unfriendly actions that the current depressed market conditions might encourage,” said Hal Washburn, Co-Chief Executive Officer of BreitBurn GP.  “The adoption of similar rights plans has been common practice and is an accepted approach to ensuring that all investors are treated equally.”

Under the Rights Plan, each holder of common units of BBEP at the close of business on December 31, 2008 will automatically receive a distribution of one right representing the right to purchase one additional common unit of BBEP.  The issuance of the rights is not taxable to the holders of BBEP’s common units, has no dilutive effect, will not affect BBEP’s reported earnings per common unit, and will not change the way the common units are currently traded.  The rights will not trade separately from the common units unless the rights become exercisable.

In general, the rights will become exercisable if a person or group acquires beneficial ownership of 20% or more of the common units of BBEP or commences a tender offer that could result in ownership of 20% or more of the common units of BBEP.  If a person or group acquires beneficial ownership of 20% or more of the common units of BBEP, each right will entitle holders, other than the acquiring party, to purchase a number of common units having a market value of twice the then-current purchase price of the right.  Such provision will not apply to any person who, prior to the adoption of the Rights Plan, beneficially owns 20% or more of the common units until such person acquires beneficial ownership of any additional common units.

The Rights Plan, which is similar to rights plans of many other public companies, has a term of three years and will expire on December 22, 2011, unless the rights are earlier redeemed or the Rights Plan is earlier terminated by BBEP.

BBEP will file a Current Report on Form 8-K and a Registration Statement on Form 8-A with the United States Securities and Exchange Commission that will contain additional information regarding the terms and conditions of the Rights Plan.

BreitBurn Energy Partners L.P. (BBEP)

BBEP is a publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. These producing and non-producing crude oil and natural gas reserves are located in the Antrim Shale in Michigan, the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Sunniland Trend in Florida, the New Albany Shale in Indiana and Kentucky, and the Permian Basin in West Texas. See www.BreitBurn.com for more information.

Cautionary Statement Relevant to Forward-Looking Information

This press release contains forward-looking statements relating to BreitBurn’s operations that are based on management’s current expectations, estimates and projections about its operations. Words such as  “intended,” “plans,” “increase the likelihood,” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. BBEP-IR

SOURCE: BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P.
James G. Jackson, 213-225-5900 ext. 273
Executive Vice President and Chief Financial Officer
or
Ruder Finn/West
Pierre Hirsch, 415-692-3060